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EXHIBIT 11.1

                          ALDILA, INC. AND SUBSIDIARIES
             COMPUTATION OF NET INCOME PER COMMON SHARE - UNAUDITED
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                                                          Three months ended
                                                                               March 31,
                                                                     -----------------------------
                                                                         2000             1999
                                                                     ------------     ------------
BASIC:
Net income (loss)                                                    $        580     $       (307)

Weighted average number of common shares outstanding                       15,462           15,462
                                                                     ------------     ------------

Net income (loss) per common share                                   $       0.04     $      (0.02)
                                                                     ------------     ------------
                                                                     ------------     ------------



ASSUMING DILUTION:
Net income (loss)                                                    $        580     $       (307)

Weighted average number of common shares outstanding                       15,462           15,462


The number of shares resulting from the assumed exercise of
stock options reduced by the number of shares which could
have been purchased with the proceeds from such exercise,
using the average market price during the period                              114                -
                                                                     ------------     ------------

Weighted average number of common and
   common equivalent shares                                                15,576           15,462
                                                                     ------------     ------------

Net income (loss) per common share, assuming dilution                $       0.04     $      (0.02)
                                                                     ------------     ------------
                                                                     ------------     ------------
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